AMERICAN ENTERPRISE LIFE INSURANCE COMPANY

                                POWER OF ATTORNEY



     Gumer C. Alvero                 Jeryl A. Millner
     Timothy V. Bechtold             B. Roger Natarajan
     Paul S. Mannweiler              Mark E. Schwarzmann
     Arthur H. Berman


Do hereby jointly and severally authorize Eric L. Marhoun, Mary Ellyn Minenko, Paul R. Johnston, H. Bernt von Ohlen, Christopher O. Petersen or Heather M. Somers to sign as his/her agent any Registration Statement, pre-effective amendment, post-effective amendment and any application for exemptive relief of the American Enterprise Life Insurance Company under the Securities Act of 1933 and/or the Investment Company Act of 1940, and do hereby ratify such signatures heretofore made by such persons.

It is expressly understood by the undersigned that all to whom this Power of Attorney is presented are hereby authorized to accept a copy, photocopy or facsimile of this authorization with the same validity as the original.

This Power of Attorney may be executed in any number of counterpart copies, each of which shall be deemed an original and all of which, together, shall constitute one and the same instrument.


IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney for the purpose herein set forth.

Dated the 7th day of June, 2005.



/s/ Jeryl A. Millner
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    Jeryl A. Millner